Exhibit 99.1

For Immediate Release

For Further Information Contact:

Andrew Fisher at (202) 483-7000

Email: Afisher@unither.com

UNITED THERAPEUTICS ANNOUNCES PROPOSED
PRIVATE OFFERING OF $210 MILLION OF CONVERTIBLE SENIOR NOTES AND

AUTHORIZATION OF STOCK REPURCHASE PROGRAM

SILVER SPRING, MD, October 11, 2011:  United Therapeutics Corporation (NASDAQ: UTHR) (the “Company”) today announced that it intends to offer, subject to market and other conditions, $210 million aggregate principal amount of convertible senior notes due 2016 to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Company also expects to grant to the initial purchaser of the notes an option to purchase up to an additional $40 million aggregate principal amount of notes, solely to cover over-allotments, if any.  The interest rate, conversion price and other terms of the notes will be determined at the time of pricing of the offering.

In order to reduce the potential dilution of the Company’s common stock upon future conversion of the notes, the Company expects to enter into a convertible note hedge transaction with a financial institution that is an affiliate of the initial purchaser of the notes.  The Company also expects to enter into a separate warrant transaction with the same counterparty.

Using the proceeds to the Company from the warrant transaction and the balance of the net proceeds of the offering after purchasing the convertible note hedge, together with cash on hand, the Company intends to repurchase a variable number of shares of its common stock for up to approximately $212 million, pursuant to an accelerated share repurchase agreement to be entered into with an affiliate of the initial purchaser.  The accelerated share repurchase will be part of a broader share repurchase program authorized by the Company’s board of directors, for up to $300 million in the Company’s common stock.

The Company has been advised that, in connection with hedging the convertible note hedge, warrant and accelerated share repurchase transactions described above, the Company’s counterparty or its affiliates may purchase Company common stock and enter into various derivative transactions with respect to the Company’s common stock at, and possibly after, the pricing of the notes.  These activities could have the effect of increasing or preventing a decline in the price of the Company’s common stock concurrently with and possibly following the pricing of the notes.  In addition, such counterparty or its affiliates, may purchase or sell the Company’s common stock in secondary market transactions following the pricing of the notes.  The Company has been further advised that the counterparty or its affiliates are likely to modify their respective hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of the Company’s common stock, other Company securities or other instruments they may wish to use in connection with such hedging.  The effect, if any, of any of these transactions and activities on the market price of the Company’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes.

The securities to be offered have not been registered under the Securities Act, or any applicable state securities laws, and will be offered only to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act.  Unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.  [uthr-g]

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, (i) the Company’s intention to offer its notes, subject to market and other conditions; (ii) the Company’s expectations regarding granting the initial purchaser an over-allotment option, (iii) the Company’s intention to enter into a convertible note hedge transaction and a warrant transaction and the intention of the counterparty to such transactions and/or its affiliates, to enter into various derivative transactions; (iv) the Company’s intention to use the net proceeds of the offering, together with cash on hand, to enter into an accelerated share repurchase transaction and (v) the Company’s expectations regarding the effect on the price of its common stock from the transactions.  These forward-looking statements are subject to certain risks and uncertainties, such as those described in the Company’s periodic and other reports filed with the Securities and Exchange Commission, which could cause actual results to differ materially from anticipated results.  Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in the Company’s periodic reports and documents filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The Company claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.  The information in this press release is provided as of its date, and the Company assumes no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.